May 29, 1997


The Bryan - College Station
 Financial Holding Company
2900 Texas Avenue
Bryan, Texas 77802

         Re:      Registration Statement on Form S-1

Members of the Board of Directors:

         We have examined (i) the Agreement and Plan of Merger by and among The Bryan - College Station Financial Holding Company (the "Company"), and First Federal Savings Bank (the "Merger Agreement"), (ii) the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the joint proxy statement/public offering prospectus (the "Joint Proxy Statement/Prospectus"), relating to the issuance by the Company of up to 294,500 shares of common stock, par value $.01 per share (the "Common Stock"), in the manner set forth in the Registration
Statement and the Joint Proxy Statement/Prospectus, (iii) the Company's Certificate of Incorporation and Bylaws and (iv) records of the Company's corporate proceedings relative to its organization and to the issuance of the Common Stock.

         We have examined originals, or copies identified to our satisfaction, of such corporate records of the Company and have made such examinations of law as we have deemed relevant. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and all certificates and statements of fact, in each case given or made available to us by the Company. We have relied upon certificates and other written documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.

         Based upon the foregoing, and having a regard for such legal considerations as we deem relevant, we are of the opinion that the Common Stock will be, upon issuance, against payment therefor as contemplated in the Merger Agreement, legally issued, fully paid and non-assessable.


                                          Very truly yours,

                                          /s/ SILVER, FREEDMAN & TAFF, L.L.P.
                                          -----------------------------------
                                          SILVER, FREEDMAN & TAFF, L.L.P.